[GRANT THORNTON, LLP LETTERHEAD]


February 3, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Re:      Ensec International, Inc.
                  File No. 0-21361

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Ensec International, Inc., dated February 3, 1999, and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton, LLP